                              CONVERSION AGREEMENT

      THIS AGREEMENT is made as of the 20th day of November, 1996, by and between NATURAL GAS VEHICLE SYSTEMS, INC., a Delaware corporation with offices at 5580 Cherry Avenue, Long Beach, California 90805 (the "Company"); and EQUITABLE RESOURCES ENERGY COMPANY, a West Virginia corporation with offices at 420 Boulevard of the Allies, Pittsburgh, Pennsylvania 15219 ("Equitable").

                                    RECITALS

      WHEREAS, Equitable is the holder of that certain demand secured promissory note dated November 20, 1995 (the "Note"), bearing annual interest at 10%, executed and delivered by the Company in the original principal amount of $300,000; and

      WHEREAS, the Company and Equitable desire to convert all indebtedness due under the Note into Common Stock of the Company at a conversion price equal to the initial public offering price per share (the "IPO Price") of the Company's common stock, $.01 par value ("Common Stock"), in a public offering of securities of the Company (an "IPO");

      NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

      1. Conversion. In the event that the Company shall have a registration statement declared effective by the Securities and Exchange Commission with regard to securities of the Company being sold in an IPO (such date being hereinafter referred to as the "Effective Date"), the Company shall promptly notify Equitable of such IPO and Equitable shall surrender the Note to the Company on the closing date of the IPO (the "Closing Date") at the place and time specified for such closing. Within five (5) business days after the Closing Date, the Company shall issue and deliver to Equitable, registered in Equitable's name, a certificate or certificates for the Conversion Shares (as hereinafter defined). The Conversion Shares, when issued and delivered in accordance with this Agreement, will be validly issued, fully-paid and non-assessable shares of Common Stock of the Company, free and clear of any mortgage, deed of trust, pledge, lien, security interest or any charge or encumbrance of any nature. The Company has duly reserved for issuance from the authorized but unissued Common Stock of the Company such number of shares thereof sufficient for issuance under this Agreement.

      2. Conversion Shares. The "Conversion Shares" shall be that number of shares of Common Stock of the Company equal to the quotient obtained by dividing the amount of aggregate indebtedness of the Company to Equitable under the Note as of the Closing Date, including all obligations for the repayment of principal thereunder together with all accrued and unpaid interest through such Closing Date (the "Indebtedness"), by the IPO Price. Any fractional shares resulting from such calculation shall be eliminated by rounding such fractional share interest up to the nearest whole number of shares of Common Stock.

      3. Investment Purpose. Any acquisition of Conversion Shares by Equitable hereunder will be for investment purposes only, for its own account, and not with a view to the further distribution thereof. Equitable acknowledges that the Conversion Shares will not have been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state and may not be offered or sold by Equitable unless subsequently registered under said Act and all applicable securities laws or unless exemptions from the registration requirements thereof are available for the transaction. The certificates representing the Conversion Shares shall bear a legend reflecting the foregoing restrictions on transfer.

      4. Cancellation of Note. Upon the surrender of the Note to the Company and the issuance of the Conversion Shares in accordance with the terms of this Agreement, the Note and all indebtedness thereunder shall be deemed cancelled as of the Closing Date.

      5. Lock-up Agreement. In connection with the IPO, Equitable hereby agrees that, for a period of eighteen (18) months following the Effective Date (the "Lock-up Period"), it will not, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of any shares of Common Stock or other capital stock of the Company, or any securities convertible into, or exercisable or exchangeable for, any shares of Common Stock or other capital stock of the Company (collectively, the "Securities"), without the prior written consent of Commonwealth Associates, as representative of the several underwriters for the IPO; provided, however, that
(a) Equitable may make private sales or bona fide gifts of Securities during the Lock-up Period if the proposed transferee agrees to be bound by the restrictions contained in this Section 5 and (b) the restrictions contained in this Section 5 shall not apply to Equitable with respect to the laws of descent and distribution.

      6. Assignment. The respective rights and obligations of Equitable and the Company under this Agreement shall not be assignable by either Equitable or the Company without the prior written consent of the other, provided, however, that any such assignment shall not release Equitable from its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein express or implied is intended to confer upon any person, other than the parties hereto and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      7. Notices. Any notice, consent, request, claim, demand, instruction or other communication required, contemplated, or permitted to be given hereunder by Equitable or the Company shall be in writing and shall be delivered either by personal delivery, private courier service or postage pre-paid, registered or certified mail, return receipt requested, addressed:

      If to Equitable, to:

      Equitable Resources Energy Company
      420 Boulevard of the Allies
      Pittsburgh, Pennsylvania 15219
      Attention: President

      If to the Company, to:

      Natural Gas Vehicle Systems, Inc.
      5580 Cherry Avenue


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

      Long Beach, California 90805
      Attention: John R. Bacon, President

      with a copy to:

      Orrick, Herrington & Sutcliffe LLP
      666 Fifth Avenue
      New York, New York 10103
      Attention: Lawrence B. Fisher, Esq.

or to such other address as either party may from time to time designate by notice to the other. Notice by courier or registered or certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or the date of attempted delivery where delivery is received by the intended recipient. Notice by personal delivery shall be deemed to have been delivered to and received by the addressee, and shall be effective, on the date of personal delivery.

      8. Termination. This Agreement shall terminate and be null and void with no further legal effect in the event that the IPO shall not have been consummated by February 15, 1997.

      9. Entire Agreement; Modification. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written. This Agreement shall not be modified, amended or terminated except by written agreement of the parties. Captions appearing in this Agreement are for convenience only and shall not be deemed to explain, limit, or amplify the provisions hereof.

      10. Waiver. The terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of a party at any time to require performance of any provisions hereof shall, in no manner, affect the right at a later date to enforce the same. No waiver by a party of any condition, or breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or the breach of any other provision, term, covenant, representation or warranty of this Agreement.

      11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

      12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York.


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

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


ATTEST:                              EQUITABLE RESOURCES ENERGY
                                     COMPANY


/s/ Henry E. Reich, Jr.              By: /s/ Jeffrey C. Swoveland
----------------------------            --------------------------
Henry E. Reich, Jr.                  Name: Jeffrey C. Swoveland
Assistant Corporate Secretary        Title: Treasurer

ATTEST:                              NATURAL GAS VEHICLE SYSTEMS, INC.


                                     By: /s/ Howard T. Phelan
----------------------------            --------------------------
                                     Name: Howard T. Phelan
                                     Title: Chairman & CEO


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